Exhibit 10.1EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 4, 2021, is entered into by AVISTA CORPORATION, a Washington corporation (the “Borrower”), the financial institutions identified on the signature pages hereof as “Lenders” (the “Lenders”), U.S. BANK NATIONAL ASSOCIATION, as an Issuing Bank, WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank, and MUFG UNION BANK, N.A. (formerly known as Union Bank, N.A.), as Administrative Agent (in such capacity, the “Administrative Agent”) and an Issuing Bank.

Recitals

A.The parties hereto are party to that certain Credit Agreement, dated as of February 11, 2011, as amended, supplemented or otherwise modified by the First Amendment to Credit Agreement and Waiver Thereunder, dated as of December 14, 2011, the Second Amendment to Credit Agreement, dated as of April 18, 2014, the letter agreement entitled “Extension of Expiration Date of Credit Facility”, dated May 16, 2016, and the Third Amendment to Credit Agreement, dated as of June 4, 2020 (as so amended, supplemented or otherwise modified, the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the provisions of Section 1.02 of the Credit Agreement are incorporated herein by reference.

B.The Borrower and the Lenders wish to amend the Credit Agreement to, among other things, (i) modify the Applicable Rate, (ii) extend the Expiration Date to June 4, 2026, (iii) revise Section 2.20 of the Credit Agreement to provide for possible additional extensions of the Expiration Date and (iv) add certain customary provisions that, based on current market practice, are included in syndicated credit facilities of the type represented by the Credit Agreement.  Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, the Issuing Banks and the Administrative Agent hereby agree as set forth below.

SECTION 1.Amendments to Credit Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the parties hereto hereby agree that the Credit Agreement is amended as set forth below.

(a)The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended in full to read as follows:

“‘Applicable Rate’ shall mean, on any date with respect to the Facility Fee, Eurodollar Loans, ABR Loans or the LC Participation Fee, the rate per annum set forth in the following table in the ‘Facility Fee,’ ‘Eurodollar Margin,’ ‘ABR Margin’ or ‘LC Participation Fee’ column, as applicable, for the Pricing Level in effect for such date.

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Pricing Level	Facility Fee	Eurodollar Margin	ABR Margin	LC Participation Fee
I	0.075%	0.800%	0.000%	0.800%
II	0.100%	0.900%	0.000%	0.900%
III	0.125%	1.000%	0.000%	1.000%
IV	0.175%	1.075%	0.075%	1.075%
V	0.225%	1.275%	0.275%	1.275%
VI	0.275%	1.475%	0.475%	1.475%

For purposes of determining which Pricing Level is applicable in the foregoing table, the following rules will apply:

‘Pricing Level I’ will be applicable at any date if, at such date, the Senior Debt Rating is Sixth Lowest Investment Grade or higher;

‘Pricing Level II’ will be applicable at any date if, at such date, the Senior Debt Rating is Fifth Lowest Investment Grade and Pricing Level I is not applicable;

“Pricing Level III” will be applicable at any date if, at such date, the Senior Debt Rating is Fourth Lowest Investment Grade and neither Pricing Level I nor Pricing Level II is applicable;

‘Pricing Level IV’ will be applicable at any date if, at such date, the Senior Debt Rating is Third Lowest Investment Grade and none of Pricing Level I, Pricing Level II or Pricing Level III is applicable;

‘Pricing Level V’ will be applicable at any date if, at such date, the Senior Debt Rating is Second Lowest Investment Grade and none of Pricing Level I, Pricing Level II, Pricing Level III or Pricing Level IV is applicable;

‘Pricing Level VI’ will be applicable at any date if, at such date, (i) the Senior Debt Rating is Lowest Investment Grade or lower or (ii) there is no applicable Senior Debt Rating.”

(b)The definition of “Expiration Date” in Section 1.01 of the Credit Agreement is amended in full to read as follows:

“‘Expiration Date’ shall mean June 4, 2026.”

(c)The definition of “Interest Period” in Section 1.01 of the Credit Agreement is amended in full to read as follows:

“‘Interest Period’ shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on, as the Borrower may elect, the numerically corresponding day (or, if there is no numerically

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corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earlier of (i) the next succeeding March 31, June 30, September 30 or December 31 and (ii) the Expiration Date; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.”

(d)Section 1.01 of the Credit Agreement is amended by adding the following new definitions in appropriate alphabetical order:

“Amendment No. 4 Effective Date” shall mean June 4, 2021.

“Erroneous Payment” shall have the meaning assigned to such term in Section 9.10(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning assigned to such term in Section 9.10(d).

“Erroneous Payment Return Deficiency” shall have the meaning assigned to such term in Section 9.10(d).

“Payment Recipient” shall have the meaning assigned to such term in Section 9.10(a).

(e)Section 2.20(a) of the Credit Agreement is amended by deleting the phrase “given after the Amendment No. 3 Effective Date and no later than 60 days before the Expiration Date” in its entirety and substituting therefor the new phrase “given after the Amendment No. 4 Effective Date and no later than 60 days before the Expiration Date”.

(f)Section 2.20(d) of the Credit Agreement is amended in full to read as follows:

“(d) The Borrower may use the process contemplated by this Section 2.20, at any time or times after the Amendment No. 4 Effective Date, no more than twice; provided, however, that no extension of the Expiration Date shall be permitted that would cause the remaining term until the Expiration Date to exceed five years at any time.”

(g)Section 3.13 of the Credit Agreement is amended by deleting the phrase “as of the Amendment No. 3 Effective Date” in its entirety and substituting therefor the new phrase “as of the Amendment No. 4 Effective Date”.

(h)Article IX of the Credit Agreement is amended by adding the following new Section 9.10 at the end thereof:

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“Section 9.10	Erroneous Payments.

(a)If the Administrative Agent notifies a Lender or an Issuing Bank, or any person who has received funds on behalf of a Lender or an Issuing Bank (any such Lender, Issuing Bank or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under paragraph (b) below) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf)  (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this paragraph (a) shall be conclusive, absent manifest error.

(b)Without limiting paragraph (a) above, each Lender or Issuing Bank, or any person who has received funds on behalf of a Lender or an Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Issuing Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

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(i)(A) in the case of clause (x) or clause (y) above, an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of clause (z) above), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender or Issuing Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.10(b).

(c)Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank from any source, against any amount due to the Administrative Agent under paragraph (a) above or under the indemnification provisions of this Agreement.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with paragraph (a) above, from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) or LC Disbursements (as applicable) to the Administrative Agent in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) or LC Disbursements, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its

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applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans and LC Disbursements subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans or LC Disbursements acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loans or LC Disbursements (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan or LC Disbursement (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Bank under the Loan Documents with respect to each Erroneous Payment Return Deficiency.

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations, agreements and waivers under this Section 9.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) of the Borrower under any Loan Document.”

(i)Section 10.13 of the Credit Agreement is amended in full to read as follows:

“Section 10.13 Counterparts; Electronic Execution. This Agreement may be executed in two or more counterparts, each of which shall constitute an original

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but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be effective as an original executed counterpart and shall be deemed a representation that the original executed counterpart will be delivered.  The words “execution,” “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement, the other Loan Documents (including any Assignment and Assumption) and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent; provided, further, that, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.”

(j)Section 10.20 of the Credit Agreement is amended in full to read as follows:

“Section 10.20 Effect of Benchmark Transition Event.

(a) Benchmark Replacement.

(i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by

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such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.  For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.

(b) Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 10.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 10.20.

(d) Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either

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(A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans.  During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

(f) London Interbank Offered Rate Benchmark Transition Event.  On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for (i) 1‑week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023.  No successor administrator for the IBA was identified in such Announcements.  The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to paragraph (c) of this Section 10.20 shall be deemed satisfied.

(g) No Liability of Administrative Agent.  The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the administration of, submission of, calculation of or any other matter related to any Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto

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(including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.

(h)Certain Defined Terms.  As used in this Section 10.20:

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to paragraph (d) of this Section 10.20.

“Benchmark” shall mean, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (a) of this Section 10.20.

“Benchmark Replacement” shall mean, for any Available Tenor,

(a) with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;

(2) the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment; or

(3) the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or

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(b) with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (a)(1) or clause (b) above, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.  If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3) or clause (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement; or

(b)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;

(2) for purposes of clause (a)(3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities; and

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(3) for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of USD LIBOR with a SOFR-based rate;

provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with this Section 10.20 will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

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(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided a Term SOFR Notice to the Lenders and the Borrower pursuant to paragraph (a)(ii) of this Section 10.20; or

(4)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or

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publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 10.20 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 10.20.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” shall mean, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

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(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” shall mean, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” shall mean, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” shall mean a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” shall mean the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is

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administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 10.20 with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” shall mean the London interbank offered rate for U.S. dollars, as initially contemplated by the definition of “Eurodollar Rate” contained in Section 1.01.”

(k)Schedule 2.01 of the Credit Agreement is amended in full to be in the form attached hereto as Exhibit A.

SECTION 2. Conditions Precedent. This Amendment shall become effective on the date (the “Effective Date”), not later than June 30, 2021, on which all of the conditions set forth below have been fulfilled.

(a)The Administrative Agent shall have received all of the following, each dated the Effective Date (unless otherwise specified below), in form and substance satisfactory to the Administrative Agent and in the number of originals requested thereby:

(i)this Amendment, duly executed by the Borrower, the Lenders and the Issuing Banks;

(ii)a copy of the First Mortgage, certified by a Financial Officer of the Borrower;

(iii)a copy of title insurance policy number NSL 31426-SEA issued by First American Title Insurance Company, together with all endorsements thereto through the Effective Date (collectively, the “Title Policy”), including an endorsement dated a recent date confirming that the Title Policy (A) insures the Lien of the First Mortgage securing the First Mortgage Bond, in each case with the Expiration Date extended to the date provided in Section 1(b) hereof, (B) insures the trustee under the First Mortgage as the insured party and (C) insures the Borrower’s title to the real property subject to the Lien of the First Mortgage, and the validity and first priority of the Lien of the First Mortgage (subject to Liens permitted to exist by the terms of the First Mortgage), in an amount not less than $785,000,000, certified by a Financial Officer of the Borrower;

(iv)to the extent requested by any Lenders pursuant to Section 2.04(e) of the Credit Agreement, a new Note payable to the order of each such Lender (collectively, the “New Notes”);

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(v)opinions of Davis Wright Tremaine LLP, counsel to the Borrower, Hawley Troxell Ennis & Hawley LLP, Idaho counsel to the Borrower, and Crowley Fleck PLLP, special Montana counsel to the Administrative Agent (or such other firm or firms as approved by the Administrative Agent), each addressed to the Administrative Agent, the Lenders and the Issuing Banks, with respect to such matters relating to (A) the Borrower, (B) this Amendment and the New Notes (collectively, the “Amendment Documents”) and (C) the Loan Documents, as modified or replaced by the Amendment Documents, as the Administrative Agent or any Lender or Issuing Bank may reasonably request (the Borrower hereby instructing each such counsel to deliver its opinion to the Administrative Agent);

(vi)evidence that the Borrower has obtained all consents and approvals of, and has made all filings and registrations with, any Governmental Authority required in order to consummate the Transactions (as defined in Section 3(b) hereof), in each case without the imposition of any condition that, in the judgment of the Administrative Agent, could adversely affect the rights or interests of the Lenders, the Issuing Banks or the Administrative Agent under any of the Amendment Documents or the Loan Documents as modified or replaced thereby;

(vii)a copy of the articles of incorporation of the Borrower (as most recently amended and restated), including all amendments thereto, certified as of a recent date by the Secretary of State of the State of Washington;

(viii)certificates, each dated as of a recent date, from the appropriate Governmental Authorities of the States of Washington, Idaho, Montana and Oregon as to the good standing of the Borrower to do business in those states;

(ix)a certificate of the Secretary or Assistant Secretary of the Borrower certifying (A) that attached thereto is a true and complete copy of the restated articles of incorporation and the bylaws of the Borrower as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Borrower authorizing the Transactions and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certification with respect thereto furnished pursuant to clause (vii) above and (D) as to the incumbency and specimen signature of each officer executing any Amendment Document or any other document delivered in connection therewith on behalf of the Borrower;

(x)a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate provided pursuant to clause (x) above;

(xi)a certificate of a Financial Officer of the Borrower certifying that the representations and warranties set forth in Sections 3(f) and (g) of this Amendment are true and correct;

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(xii)to the extent requested by any Issuing Bank, a letter agreement between the Borrower and such Issuing Bank concerning such Issuing Bank’s maximum Issuing Bank Exposure, duly executed by all parties thereto; and

(xiii)such other documents as the Administrative Agent or any Lender, or legal counsel to any of them, may reasonably request.

(b)All fees payable by the Borrower to the Administrative Agent, the Issuing Banks, the Lenders or any of their respective Affiliates on or prior to the Effective Date with respect to this Amendment (including, without limitation, all fees payable by the Borrower to the joint lead arrangers with respect to this Amendment pursuant to those certain fee letter agreements, each dated May 7, 2021), and all amounts payable by the Borrower pursuant to Section 10.05 of the Credit Agreement for which invoices have been delivered to the Borrower on or prior to the Effective Date, shall have been paid in full or arrangements satisfactory to the Administrative Agent shall have been made to cause them to be paid in full.

(c)The Borrower shall have paid to the Administrative Agent, for the account of the Lenders, in immediately available funds, all unpaid interest, Facility Fees and LC Participation Fees, in each case, that is accrued to but excluding the Effective Date under the Credit Agreement.

(d)The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

(e)All legal matters incident to the Amendment Documents, the Loan Documents as modified or replaced thereby and the Transactions shall be reasonably satisfactory to the Administrative Agent, the Lenders, the Issuing Banks and their respective legal counsel.

SECTION 3. Representations and Warranties. In order to induce the Lenders, the Issuing Banks and the Administrative Agent to enter into this Amendment, the Borrower represents and warrants to them as set forth below.

(a)The Borrower has the corporate power and authority (i) to execute and deliver the Amendment Documents, (ii) to perform its obligations under the Amendment Documents and under the Loan Documents as modified or replaced thereby and (iii) to borrow Loans and procure the issuance of Letters of Credit.

(b)The execution and delivery of the Amendment Documents by the Borrower, the performance by the Borrower of its obligations under the Amendment Documents and under the Loan Documents as modified or replaced thereby, and the borrowing of Loans and procurement of Letters of Credit under the Credit Agreement as amended hereby (collectively the “Transactions”), (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate any provision of law, statute, rule or regulation the violation of which could reasonably be expected to impair the validity or enforceability of any Amendment Document or of any Loan Document as modified or replaced thereby or materially impair the rights of or benefits available to the Lenders, the Issuing Banks or the Administrative Agent under any Amendment Document or under any Loan Document as modified or replaced thereby, (B) violate any provision of the certificate or articles of incorporation or other constitutive documents or bylaws of the Borrower or any Significant Subsidiary, (C) violate any order of any Governmental Authority the violation of which could reasonably be expected to impair the validity or enforceability of any Amendment Document or of any Loan Document as modified or replaced thereby or materially impair the rights of or benefits available to the Lenders, the Issuing Banks or the Administrative Agent under any Amendment Document or under any Loan Document as modified or replaced thereby, (D) violate any provision of any indenture or other material agreement or instrument evidencing or relating to borrowed money to which the Borrower or any Significant Subsidiary is a party or by which any of them or any of their property is or may be bound, in a manner that could reasonably be expected to impair the validity or enforceability of any Amendment Document or of any Loan Document as modified or replaced thereby or materially impair the rights of or benefits available to the Lender, the Issuing Banks or the Administrative Agent under any Amendment Document or under any Loan Document as modified or replaced thereby, (E) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument in a manner that could reasonably be expected to impair the validity or enforceability of any Amendment Document or of any Loan Document as modified or replaced thereby or materially impair the rights of or benefits available to the Lenders, the Issuing Banks or the Administrative Agent under any Amendment

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Document or under any Loan Document as modified or replaced thereby or (F) result in the creation or imposition under any such indenture, agreement or other instrument of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower.

(c)This Amendment has been duly executed and delivered by the Borrower and constitutes, and each other Amendment Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

(d)No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

(e)The First Mortgage constitutes a valid and perfected first-priority Lien on the collateral purported to be encumbered thereby (subject to Liens permitted to exist by the terms of the First Mortgage), enforceable against all third parties in all jurisdictions, and secures the payment of all obligations of the Borrower under the First Mortgage Bond, and the execution, delivery and performance of this Amendment and the other Amendment Documents do not adversely affect the Lien of the First Mortgage.

(f)The representations and warranties set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by “Material Adverse Effect” or any other materiality qualification, true and correct in all respects) on and as of the Effective Date after giving effect to the Amendment Documents, except to the extent that any such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects (or, in the case of any such representation or warranty already

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qualified by “Material Adverse Effect” or any other materiality qualification, true and correct in all respects) as of such earlier date).

(g)No Default or Event of Default has occurred and is continuing either before or after giving effect to the Amendment Documents.

SECTION 4.Reference to and Effect on Loan Documents.

(a)On and after the Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment and (ii) each reference in any other Loan Document to “the Credit Agreement”, “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)Except as specifically contemplated by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the First Mortgage and all of the collateral described therein do and shall continue to secure the payment of all obligations under the First Mortgage Bond.

(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, any Issuing Bank or any Lender under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents, except as expressly provided herein.

SECTION 5.Execution in Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission shall be effective as an original executed counterpart and shall be deemed a representation that the original executed counterpart will be delivered.  The words “execution,” “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent; provided, further, that, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

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SECTION 6.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.Headings. Section headings in this Amendment are for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 8.  Waiver of Jury Trial

.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this AMenDMENT, THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this AMENDMENT and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.

SECTION 9.  Miscellaneous.  This Amendment shall be subject to the provisions of Sections 10.12 and 10.15 of the Credit Agreement, each of which is incorporated by reference herein, mutatis mutandis.

[Remainder of page intentionally left blank; signature pages follow]

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The parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

AVISTA CORPORATION

By: /s/ Mark T. Thies

Name: Mark T. Thies

Title: Executive Vice President, CFO & Treasurer

[Signature Page to Fourth Amendment to Avista Corporation Credit Agreement]

MUFG UNION BANK, N.A., as Administrative Agent, an Issuing Bank and a Lender

By: /s/ Matthew Bly

Name: Matthew Bly

Title: Director

[Signature Page to Fourth Amendment to Avista Corporation Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as an Issuing Bank and a Lender

By: /s/ John M. Eyerman

Name: John M. Eyerman

Title: Senior Vice President

[Signature Page to Fourth Amendment to Avista Corporation Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank and a Lender

By: /s/ Gregory R. Gredvig

Name: Gregory R. Gredvig

Title: Director

[Signature Page to Fourth Amendment to Avista Corporation Credit Agreement]

COBANK, ACB, as a Lender

By: /s/ Kelli Cholas

Name: Kelli Cholas

Title: Assistant Corporate Secretary

[Signature Page to Fourth Amendment to Avista Corporation Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Paul J. Pace

Name: Paul J. Pace

Title: Senior Vice President

[Signature Page to Fourth Amendment to Avista Corporation Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By: /s/ Thomas M. Thoen

Name: Thomas M. Thoen

Title: SVP

[Signature Page to Fourth Amendment to Avista Corporation Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Nancy R. Barwig

Name: Nancy R. Barwig

Title: Executive Director

[Signature Page to Fourth Amendment to Avista Corporation Credit Agreement]

Exhibit A

Updated Schedule 2.01

[See attached.]

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SCHEDULE 2.01

Names, Commitments and Addresses of Lenders

Lender	Commitment
MUFG Union Bank, N.A. 1980 Saturn Street MC V01-120 Monterey Park, CA 91755 Attention: Evelyn Lagpao / Commercial Loan Operations Telephone: 323-720-2549 Email: evelyn.lagpao@unionbank.com; CLD.SF@unionbank.com With a copy to: Attention: Cherese Joseph Telephone: (212) 782-4358 Email: CJoseph@us.mufg.jp	$70,000,000.00
U.S. Bank National Association Address: 1095 Avenue of the Americas, 15th Floor New York, NY 10036 Attention: Johnny Hon Telecopy: (917) 326-3944 Email: johnny.hon@usbank.com	$70,000,000.00
Wells Fargo Bank, National Association 90 S. Seventh Street, 15th Floor MAC N9305-156 Minneapolis, MN 55402 Attention: Gregory R. Gredvig Telecopy: (612) 316-0506 E-mail: Gregory.r.gredvig@wellsfargo.com	$70,000,000.00

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Lender	Commitment
CoBank, ACB 6340 S. Fiddlers Green Circle Greenwood Village, CO 80111 Attention: Jacob Good, Vice President Telecopy: (303) 793-2226 E-mail: jgood@cobank.com	$53,000,000.00
KeyBank National Association 127 Public Square Cleveland, OH 44114 Attention: Keven D. Smith Telephone: (206) 343-6966 Telecopy: (216) 689-8329 E-mail: Renewables.ProjectFinance@keybank.com	$53,000,000.00
Bank of America, N.A. 601 W Riverside Ave - 5th Floor WA2-141-05-34 Spokane, WA 99201 Attention: Tom Thoen Telecopy: (206) 585-9205 Email: tom.thoen@bofa.com	$42,000,000.00
JPMorgan Chase Bank, N.A. 8181 Communications Pkwy, Plano, TX 75024 Attention: Nancy R. Barwig Telecopy: (972) 324-1721 E-mail: nancy.r.barwig@jpmorgan.com	$42,000,000.00
Total:	_____________ $400,000,000.00

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